LICENSE AGREEMENT

Between

Elite Pharmaceuticals, Inc.

And

Precision Dose, Inc.

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into as of the 10th day of September, 2010 by and between PRECISION DOSE, INC., an Illinois corporation (“PRECISION DOSE”), and ELITE PHARMACEUTICALS, INC. and ELITE LABORATORIES, INC. (a subsidiary of Elite Pharmaceuticals, Inc.), both Delaware corporations (collectively, “ELITE”).

WHEREAS, ELITE has ownership rights to products specified on Schedule A (the “Products”) as of September 10, 2010, and PRECISION DOSE wishes to license from ELITE the right to purchase, market and sell the Products on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Article 1
GRANT OF LICENSE

6.1.         License.  ELITE hereby grants to PRECISION DOSE a license (“License” or “Licensing Rights”) without the right to further sublicense, to market and sell the Products in North America (including the United States, Canada and Puerto Rico), including the right to reference the ANDA Number, where appropriate, for approval to market the Product in North America.

6.2.         Exclusive Marketing Rights.  ELITE hereby grants to PRECISION DOSE exclusive marketing rights (“Exclusive Marketing Rights”) to market and sell the Products in the United States, and Puerto Rico).  ELITE agrees that it shall not (and it shall not authorize, permit or suffer any of its affiliates to), directly or indirectly, sell or distribute a Product in North America at any time during the term of this agreement unless specifically authorized under the terms of this Agreement. ELITE hereby grants to PRECISION DOSE non-exclusive marketing rights to market and sell the Products in Canada.

6.3.         Trademarks. PRECISION DOSE agrees and acknowledges that it shall not acquire by virtue of this Agreement any interest in or to any trademarks or trade names of ELITE, except that ELITE authorizes PRECISION DOSE to place the ELITE and PRECISION DOSE trade names and trademarks on marketing and packaging materials of the Products during the term of this Agreement. The labeling will incorporate the following statement: “Manufactured by Elite Laboratories, Inc., 165 Ludlow Avenue, Northvale, NJ 07647”.

6.4.         Manufacturing. ELITE will only manufacture the Products at the manufacturing site designated by Product on Schedule A. The parties agree that, except for regulatory prohibitions or mutual agreement of the parties that a Product is not commercially viable, ELITE will be able to manufacture and ship all the Products to PRECISION DOSE within two years of the date of this Agreement.

6.5.         Licensed Trade Secrets. The information exchanged between ELITE and PRECISION DOSE pursuant to this Agreement is expressly subject to the Mutual Confidentiality and Non-Disclosure Agreement entered into by the parties and dated June 25, 2010 (the “Confidentiality Agreement”) and whose term is hereby made coterminous with this Agreement.

PRECISION DOSE-ELITE License Agreement
09-10 -10

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.6.         Improvements.  Any new information, developments, or improvements relating to the Products subject to this Agreement, and any patent or copyright rights arising from or related thereto (collectively, “Improvements”) will be owned solely by ELITE but shall be automatically included in the License, and if PRECISION DOSE develops an Improvement that may be used beyond the Products which are the subject of this Agreement, then ELITE does now automatically grant a worldwide, non-exclusive, irrevocable, royalty-free right for PRECISION DOSE to use the Improvement.

Article 2
COMPENSATION

2.1.         License Fee and Milestone Payments.  In return for the Licensing Rights described in this Agreement, PRECISION DOSE shall pay to ELITE the milestone payments (“Milestone Payments”) and a license fee (“License Fee”) compensation specified in Schedule C.

2.2.         Records.  PRECISION DOSE shall keep complete and accurate records of all sales of the Products and the calculation of net sales and gross profit of the Products. ELITE shall have the right, at ELITE’s expense and after thirty (30) days’ prior written notice to PRECISION DOSE, through an independent certified public accountant, on a mutually agreeable date, to examine such records at any time within one (1) year after the due date of the License Fee payments to which such records relate, during regular business hours, during the life of this Agreement and for twelve (12) months after expiration of ELITE’s last production lot of Product sold to PRECISION DOSE, in order to verify the accuracy of the reports to be made under this Agreement. If the accountant determines that PRECISION DOSE has under-compensated ELITE, the findings shall be shared with PRECISION DOSE. If PRECISION DOSE agrees that PRECISION DOSE has not paid ELITE all of the compensation ELITE was entitled to receive, or it is later determined that PRECISION DOSE did not pay all of the compensation due to ELITE, then PRECISION DOSE shall pay the proper amount of compensation and all costs and expenses incurred by ELITE to hire the accountant and all of the accountant’s expenses, and all legal expenses, to obtain the appropriate compensation. If PRECISION DOSE disputes in good faith the accuracy of the results of such examination, the parties will retain a second independent certified public accountant whose examination will be binding upon both parties. The losing party will pay all of the expenses of both independent certified public accountant examinations.

2.3.         Reports. PRECISION DOSE will provide Reports as stipulated in Schedule C.

2.4.         Payments by PRECISION DOSE.

(a)	All Milestone Payments will be made by check and mailed to ELITE within ten (10) days after the payment becomes due.

(b)
The License Fee shall be paid to ELITE in monthly payments based upon the previous month’s Products that PRECISION DOSE shipped to its customers. All License Fee payments shall be made by check and mailed to ELITE within thirty (30) days after the end of each calendar month. A copy of the Report for the prior month will accompany the check.

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	A late fee of 1% per month will be accrued for all payments which PRECISION DOSE fails to pay when due.

Article 3
ENFORCEABILITY

3.1.         Manufacturing and Supply Agreement. This Agreement shall not become enforceable until the parties have executed a separate Manufacturing and Supply Agreement (the “Manufacturing Agreement”). Inclusive in such Manufacturing and Supply Agreement shall be a Quality Agreement.

3.2.         Cost of Goods Summary. ELITE shall provide a detailed summary of the Cost of Goods for each product on Schedule B, and the parties shall further address the summary and price adjustments in their Manufacturing and Supply Agreement.

Article 4
TERM AND TERMINATION

4.1.         Term.   This Agreement shall become effective as of the date hereof and shall continue until fifteen (15) years from such date (the “Initial Term”), unless terminated earlier by mutual agreement of the parties or by one of the parties in accordance with this Article 4; provided further that the parties shall have the option, by mutual agreement, to extend the Initial Term of this Agreement for three (3) successive terms of five (5) years each (each a “Renewal Term” and collectively with the Initial Term, the “Term”) by the parties exchanging written notice of such election not less than six (6) months prior to the expiration of the Initial Term or then current Renewal Term.

4.2.         Modification for Lack of Licensing Fees and Minimum Unit Volumes.

(a)
PRECISION DOSE hereby agrees to exert commercially reasonable efforts and shall devote the same efforts to marketing the Products that PRECISION DOSE exerts for its other major pharmaceutical products being marketed in the United States.

(b)
If after twelve (12) months of a Product’s launch, the Gross Profit declines for any Product to the point that the License Fee paid to ELITE is less than {***} for a six (6) month period for that Product, other than through the fault of ELITE, then ELITE may terminate the Exclusive Marketing Rights granted hereunder to PRECISION DOSE as it relates to that individual Product.  If ELITE desires to terminate the Exclusive Marketing Rights granted hereunder, then ELITE shall give PRECISION DOSE ninety (90) days written notice that it will no longer have the Exclusive Marketing Rights to sell the particular Product.

(c)
If PRECISION DOSE’s unit volume sales of an API specific group of Products (“ Product Group”), (initially defined as Hydromorphone, Naltrexone, or {***}Product Groups), does not meet its minimum annual unit volume forecast for that Product Group in the initial launch year, or does not meet its subsequent minimum annual unit volume forecast (as defined in Schedule D) for a Product Group, then PRECISION DOSE shall have the following six (6) months to achieve one-half of the prior year’s minimum annual unit volume forecast and if PRECISION DOSE still fails to meet such volume minimum during the six months described, then PRECISION DOSE shall lose its Exclusive Marketing Rights of such Product Group.

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)
If PRECISION DOSE loses its Exclusive Marketing Rights on any Product or Product Group, Precision Dose may at its option continue to market the Product or Product Group under the License according to the terms of this Agreement and other agreements between the parties, but without Exclusive Marketing Rights to such Product or Product Group.

4.3.         Termination by Mutual Agreement.  The parties may terminate this Agreement any time by mutual written agreement.

4.4.         Termination by Breach.  Upon the breach or default in the performance or observance of any of the material provisions of this Agreement by either Party, when such breach or default is not cured by the responsible Party within sixty (60) days after written notice by the other Party, the other Party may terminate this Agreement upon an additional thirty (30) days written notice to the other Party. Termination will be without prejudice to either Party to recover any and all damages to which it may be entitled, or to exercise any other remedies.

4.5.         Termination by ELITE Upon Bankruptcy or Reorganization of PRECISION DOSE. If PRECISION DOSE enters into any proceeding (whether voluntary or otherwise) in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of its assets, or any other proceeding under any law for the relief of creditors or makes an arrangement for the benefit of its creditors, and remains in such proceeding for 30 days, then ELITE shall retain its rights to the Products and may terminate this Agreement without further payment to PRECISION DOSE.

4.6.         Licensing Rights upon Termination.  Except as otherwise provided in this Agreement, upon termination of this Agreement: all rights, privileges, and licenses will terminate and revert to ELITE, and PRECISION DOSE must not thereafter make any use whatsoever of any trade secrets, except that it is agreed that upon termination notwithstanding any other terms of this Agreement, PRECISION DOSE may retain one archival copy to have sufficient information solely to respond to state and federal regulatory inquiries regarding the Products.

4.7.         Accrued Rights.  Expiration or termination of this Agreement shall be without prejudice to the right of either Party to receive all payments accrued and unpaid at the effective date of such expiration or termination, without prejudice to the remedy of either Party in respect to any previous breach of the representations, warranties or covenants herein contained, without prejudice to any rights to indemnification set forth herein and without prejudice to any other provision hereof which expressly or necessarily calls for performance after such expiration or termination. PRECISION DOSE expressly retains the right to sell Product on-hand after termination of this Agreement and shall remain bound to pay ELITE the Licensing Fee as provided in this Agreement.

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 5
REPRESENTATIONS, WARRANTIES AND COMPETITION, COOPERATION UPON
BANKRUPTCY OF ELITE

5.1.     PRECISION DOSE Representations.  PRECISION DOSE hereby represents and warrants to ELITE that (a) it has obtained all necessary licenses, authorizations and approvals required by applicable Law, including those required by the FDA, DEA or any other applicable regulatory agency to enter into this Agreement and perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement by PRECISION DOSE does not conflict with or constitute a breach of any order, judgment, agreement, or instrument to which it is a party; (c) the execution, delivery and performance of this Agreement by PRECISION DOSE does not require the consent of any person; and (d) none of its officers or directors has ever been convicted of a felony under the laws of the United States for conduct relating to the development or approval of a drug product or relating to the marketing or sale of a drug product

5.2.     ELITE Representations. ELITE hereby represents and warrants to PRECISION DOSE that (a) it has obtained all necessary licenses, authorizations and approvals required by applicable Law, including those required by the FDA, DEA or any other applicable regulatory agency to enter into this Agreement and perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement by ELITE does not conflict with or constitute a breach of any order, judgment, agreement, or instrument to which it is a party; (c) the execution, delivery and performance of this Agreement by ELITE does not require the consent of any person; and (d) none of its officers or directors has ever been convicted of a felony under the laws of the United States for conduct relating to the development or approval of a drug product or relating to the marketing or sale of a drug product.

5.3.     Non-competition by PRECISION DOSE. PRECISION DOSE hereby covenants and agrees that without the prior written consent of ELITE during the Term of this Agreement, and for 1 year after the last shipment of Product by PRECISION DOSE if the agreement is terminated due to breach of the Agreement by PRECISION DOSE, PRECISION DOSE will not directly or indirectly market any of the Products Licensed to PRECISION DOSE by ELITE pursuant to this Agreement. This section is not intended to prohibit PRECISION DOSE from marketing and selling a product which addresses the same therapeutic indication as a Product, as long as that other product does not contain the same API as the Product(s) in this Agreement.

5.4.     Cooperation Upon Bankruptcy Event of ELITE. ELITE shall use, and cause its representatives and affiliates to use, best efforts to make all necessary arrangements and take all required actions to permit PRECISION DOSE to retain all rights licensed hereunder with respect to the Products in the event that ELITE (i) is dissolved or liquidated, (ii) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, (iii) is subject to an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to ELITE and an order for relief entered or such proceeding has not be dismissed or discharged within sixty (60) days of commencement, (v) has made an assignment for the benefit of creditors, or (vi) otherwise ceases to conduct business during the Term (each, an “Extraordinary Event”). If ELITE breaches its obligations under the Manufacturing Agreement as a result of an Extraordinary Event (a “Manufacturing Breach”), then PRECISION DOSE will have the right to enter into a manufacturing arrangement with a manufacturer other than ELITE in order to continue the manufacturing of the Products. Without limitation of the foregoing, ELITE covenants and agrees that:

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)
this Agreement involves intellectual property rights and PRECISION DOSE shall be entitled to all benefits and protections afforded by Section 365(n) of the United States Bankruptcy Code and any successor or similar statutes, including the right to elect to retain the rights under this Agreement and, upon a Manufacturing Breach, to receive, without additional cost, a licensed copy of all embodiments of the Products (but subject to any restrictions on ELITE’S right to disclose any such embodiments which are not proprietary to ELITE), including, without limitation, technical information necessary for the continued manufacture of the Products by a third party (collectively, the “Product Materials”);

(b)
Product Materials received by PRECISION DOSE pursuant to subsection (a) above shall be used by PRECISION DOSE and its affiliates and contractors solely to enable the manufacture of the Products upon a Manufacturing Breach and to continue to market, enhance and improve the Products in accordance with this Agreement; and

(c)
PRECISION DOSE shall hold any Product Materials in the strictest confidence and treat such Product Materials as proprietary and confidential information of ELITE in accordance with the Confidentiality Agreement.

Article 6
MISCELLANEOUS

6.1.         Waiver; Remedies and Amendment. Any waiver by any party hereto of a breach of any provisions of this Agreement will not be implied and will not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party or parties in strict accordance with the terms and conditions of this Agreement will not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by any party of any term or condition of this Agreement, including this Section 6.1, shall be valid only if in writing and will not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be a limitation of any other remedy, right, undertaking, obligation or agreement of any party. This Agreement may not be amended except in a writing signed by all parties.

6.2.         Affiliates, Assignment, No Inconsistent Agreements. The parties agree that PRECISION DOSE may exercise its rights under this Agreement through its wholly owned subsidiary TAGI PHARMA, INC. (“TAGI”), and references herein to PRECISION DOSE shall include TAGI. PRECISION DOSE may not otherwise assign its rights and obligations hereunder without the prior written consent of ELITE. Neither PRECISION DOSE nor ELITE will enter into any agreement that is inconsistent with its obligations hereunder.

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute this Agreement.

6.4.         Governing Law; Dispute Resolution; Venue.  This Agreement will be governed by and construed in accordance with the laws of the state of New York without regard to conflict of law or choice of law rules. Any controversy or claim pursuant to this Agreement or the breach thereof shall be referred for decision forthwith to a senior executive of each Party not directly involved in the dispute. If no agreement is reached within thirty (30) days of the request by one Party to the other to refer the same to such senior executive, then such controversy or claim shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association; such arbitration to be held in Rockford, Illinois on an expedited basis. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

6.5.         Headings.  The headings set forth at the beginning of the various sections of this Agreement are for convenience and form no part of the Agreement between the parties.

6.6.         Notices.  All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (a) on the same day if delivered in person, by same-day courier or by facsimile, electronic mail or other electronic transmission, (b) on the next day if delivered by overnight mail or courier, or (c) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses:

If to PRECISION DOSE:

PRECISION DOSE
722 Progressive Lane
South Beloit, IL  61080
Attn:  President

With a copy to:
Reilly Law Offices
6801 Spring Creek Rd., Ste 2D
Rockford, IL  61114
Attn: William A. Reilly II

If to ELITE:

ELITE PHARMACEUTICALS, Inc.
165 Ludlow Avenue
Northvale, New Jersey 07647
Attention:  President and CEO

With a copy to:
Richardson & Patel
Murdock Plaza

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10900 Wilshire Boulevard
Suite 500
Los Angeles, California  90024
Attention: Kevin Friedmann

6.7.         Each party may by written notice given to the other in accordance with this Agreement change the address to which notices to such party are to be delivered.

6.8.         Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it will be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it will be stricken and the remaining provisions will remain in full force and effect.

6.9.         Survival.  The rights and obligations which accrue to a party during the term of this agreement shall survive the termination of this Agreement.

6.10.       Force Majeure.  No party to this Agreement will be liable for failure or delay in the performance of any of its obligations hereunder, if such failure or delay is due to causes beyond its reasonable control including, without limitation, acts of God, earthquakes, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure will be remedied by such party as soon as possible after the removal of the cause of such failure or delay.

6.11.       Entire Understanding.  This Agreement, including the schedules attached hereto, contains the entire understanding relative to the matters addressed herein, and supersedes all prior and collateral communications, reports, and understandings, if any, between the parties regarding the matters addressed herein.

6.12.       Drafting.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. ..

6.13.       Not a Joint Venture.  This Agreement does not constitute or create (and the Parties do not intend to create hereby) a joint venture, pooling arrangement, Partnership, or formal business organization of any kind between and among any of the Parties, and the rights and obligations of the Parties shall be only those expressly set forth herein. The relationship hereby established between PRECISION DOSE and ELITE is solely that of licensee and licensor, each is an independent contractor engaged in the operation of its own respective business. Neither Party shall be considered to be an agent of the other for any purpose whatsoever. Each Party shall be responsible for providing its own personnel and workers compensation, medical coverage or similar benefits and shall be solely responsible for the payment of social security benefits, unemployment insurance, pension benefits, withholding any required amounts for income and other employment-related taxes and benefits of its own employees, and shall make its own arrangements for injury, illness or other insurance coverage to protect itself, its Affiliates, its subcontractors and personnel from any damages, loss and/or liability arising out of the performance of this Agreement. Neither Party has the power or authority to act for, represent or bind the other (or its Affiliates) in any manner.

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

ELITE PHARMACEUTICALS, INC.		PRECISION DOSE, INC.

By:		By:

Name:	Chris Dick	Name:	Robert Koopman

Title:	President	Title:	President

Date:		Date:

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A

Product List

Products Manufactured by ELITE:

Name	ANDA #	Approved Manufacturing Site

Hydromorphone 8mg, 4mg and 2mg Tablets, 100’s and 500’s	76-723 (8 mg)	ELITE – 135 and 165 Ludlow Avenue, Northvale, NJ 07647

Naltrexone 50mg Tablets, 30’s and 100’s	75-274	ELITE – 135 and 165 Ludlow Avenue, Northvale, NJ 07647

{***}Tablets, 100’s and 1,000’s	{***}	ELITE – 135 and 165 Ludlow Avenue, Northvale, NJ 07647

{***}Capsules, 100,s and 1000’s	Product not yet approved	ELITE – 135 and 165 Ludlow Avenue, Northvale, NJ 07647

Note:  Temporary packaging (defined as less than twelve (12) months) of these products may be done at the Epic Pharma, LLC facility located at 227-16 N. Conduit Avenue, Laurelton, N.Y. 11413, unless Precision Dose consents to extend the timeframe beyond twelve (12) months, with such consent not to be unreasonably withheld.

PRECISION DOSE-ELITE License Agreement
09-10-10

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE B

Standard Manufacturing Costs (FOB, Northvale facility)

Bottles
	Batch	Bottle	Per	Batch	Cost/
ITEM	Size	Size	Batch	Cost	Bottle
Hydromorphone

8mg	{***}	100’s	{***}	{***}	{***}
		500’s	{***}	{***}	{***}

4mg	{***}	100’s	{***}	{***}	{***}
		500’s	{***}	{***}	{***}

2mg	{***}	100’s	{***}	{***}	{***}
		500’s	{***}	{***}	{***}
Naltrexone

50mg	{***}	30’s	{***}	{***}	{***}
	{***}	100’s	{***}	{***}	{***}
{***}
{***}Tablets	{***}	100’s	{***}	{***}	{***}
	{***}	1,000’s	{***}	{***}	{***}

{***} Capsules	{***}	100’s	{***}	{***}	{***}
	{***}	1,000’s	{***}	{***}	{***}

{***} Capsules	{***}	100’s	{***}	{***}	{***}
	{***}	1,000’s	{***}	{***}	{***}

NOTE: Includes all Product manufacturing and packaging costs, quality assurance and batch quality control testing. Stability testing will be at an additional cost.

* {***}

PRECISION DOSE-ELITE License Agreement
09-10-10

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE C

Compensation for Licensing Rights

Milestone Payments

PRECISION DOSE will pay to ELITE Milestone Payments totaling {***}, according to the following schedule:
•	$200,000 shall be paid to ELITE upon signing of this enforceable License Agreement
•	${***} shall be paid to ELITE upon FDA approval and initial shipment of the “Products” to PRECISION DOSE according to the following schedule:
▪	Hydromorphone 8mg — ${***}
▪	Hydromorphone 4mg and 2mg — ${***}
▪	Naltrexone 50mg — ${***}
▪	{***}tablet — ${***}
▪	{***} Capsules (All) — ${***}

License Fee

PRECISION DOSE will pay to ELITE a License Fee that is a percentage of the product gross profit (“Product Gross Profit”) of PRECISION DOSE, as defined below, generated on Products sold and shipped to its customers by PRECISION DOSE according to the following schedule:

•	Hydromorphone 8mg, 4mg, and 2mg Tablets — @ {***}% of Product Gross Profit
•	Naltrexone 50mg Tablets — @ {***}% of Product Gross Profit
•	{***}mg Tablets , {***}mg Capsules and {***}mg Capsules — @ {***}% of Product Gross Profit

Product Gross Profit is defined as:  Net Sales - Cost of Goods = Product Gross Profit.

▪	Net Sales is defined as: Net Invoice Price less the following: Charge backs, Buying Groups/Wholesaler Administrative Fees/Rebates, Allowances, Medicaid and Returns.

▪
Cost of Goods is defined as:  The total number of units sold and included in Net Sales multiplied by the Standard Manufacturing Cost ( “$/Bottle Cost”) set forth on Schedule B plus Quality Assurance and Quality Control (including Testing and Stability Costs) and Warehouse/Distribution (including inbound and outbound) of ELITE and PRECISION DOSE, also known as Unit Cost .

The calculation of Product Gross Profit and the Licensing Fee shall be performed by Precision Dose and presented to Elite as a report (“Report”) which shall include the following information:

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

REPORT ITEMS

Gross Invoice Sales		Total Sales for Month
Cash Discount		Cash Discount

Net Invoice Sales		Total Sales - Cash Discount

Deductions		Allowances (including wholesale service fees; customer admin. fees; Medicaid rebate; state program rebates; administration fees) price adjustments; returns; charge backs.
Net Sales		Net Invoice Sales – Deductions

Cost of Goods		Total Units x Unit Cost

Gross Profit		Net Sales less Cost of Goods
Margin %		Margin Percentage (Gross Profit divided by Gross Invoice Sales)

Amount Due	Gross Profit $	x {***}%: Hydromorphone
x {***}%: Naltrexone
x {***}%: {***}

Whenever possible, the Report will be made using actual sales, charge backs, administrative fees/rebates, price adjustments, and returns; however, in some cases estimated numbers may be required because of timing of CBs, fees, returns, etc. A true up Report will be completed and presented to ELITE within 60 days after the end of each calendar year.

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version

{***}Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE D

Minimum Annual Unit Forecast for Each Product Group
(As of August 27, 2010)

	Year 1	Year 2	Year 3	Year 4	Year 5
(Units in 000 — Tablets)
Hydromorphone 8mg	{***}	{***}	{***}	{***}	{***}
Naltrexone 50mg	{***}	{***}	{***}	{***}	{***}
{***} {***}mg Tabs	{***}	{***}	{***}	{***}	{***}

NOTE: The above committed unit volumes are {***}% of the unit volumes in the Target Financial Forecasts previously provided for Profit Split calculations.

For purposes of this Provision, the minimum annual forecast will be reviewed annually for any changes in the competitive environment, and revised by the Parties as mutually agreed. As the additional products become available, the combined Product Group minimum annual quantities will be reassessed according to the then current market conditions.

PRECISION DOSE-ELITE License Agreement
09-10 -10 Execution Version